EXHIBIT 10.8
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                              NCH RETAILER SERVICES

                       COUPON REDEMPTION SERVICE AGREEMENT


In Store Media Systems, Inc. ("ISMSI") hereby requests that NCH Promotional Services, Inc. ("NCH") furnish to ISMSI the herein described Retailer Redemption Services. ISMSI specifically authorizes NCH as its agent to invoice and submit coupons to coupon issuers for redemption on its behalf and request such issuers to reimburse NCH as its authorized agent.

1.       NCH SHALL:

         (a) Maintain insurance to cover the full face value and handling allowance for incoming shipments while in transit to NCH and in NCH's possession; provided that NCH shall insure such packages for the minimum value necessary in order to create a record of the shipment for tracing purposes.

         (b) Receive coupons, as ISMSI shall submit from time to time and sort, count, and tabulate these coupons.

         (c) Invoice and submit coupons to the related coupon issuers. When unable to do this, NCH will return the coupons to ISMSI within ten business days of receipt thereof by NCH. Such coupons shall be sorted and bundled for ISMSI's convenient dispatch to the coupon issuer.

         (d) Use its best efforts to collect the invoices from the coupon issuers.

         (e) Pay for the coupon face value plus handling allowance less the NCH service fee and any adjustments upon the completion of NCH's tabulation.

         (f) Establish and maintain a system to accept, on a daily basis, electronic data on all coupons scanned by ISMSI's electronic coupon clearing system and use its best efforts to obtain redemption payments from manufacturers based upon such electronic information, all as to be more fully agreed by ISMSI and NCH in a separate Agreement to be entered into at a later date.

2.       ISMSI WILL:

         (a) Submit coupons redeemed in accordance with the manufacturer's terms, securely packaged to withstand domage in transit. The invoice and any other notation will be packaged in Carton No.
                  1. The invoice and the Bill of Lading will designate the number of cartons. All cartons will be marked with notation "1 of 3" cartons, etc.

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         (b)      Ship coupons via the most economical carrier accepted by NCH
                  (i.e., Common Carrier, UPS, or Parcel Post), insured for the minimum value necessary in order to create a record of the shipment for tracing purposes.

         (c) Agree that NCH is not responsible for coupons until received by NCH, except to the extent the loss of such coupons is covered by insurance.

         (d) Agree that for those coupons without a stated billable face value, NCH may make. adjustments in the face value due to knowledge that NCH has regarding the billable face value.

         (e) Return to NCH monies previously paid to ISMSI when NCH is unable to collect from any issuer of coupons. NCH shall notify ISMSI of any such adjustments no later than 45 days from the receipt thereof of such coupons by NCH. Monies will be returned to NCH by deductions from the next NCH payment to ISMSI. NCH will explain the deduction via adjustment statements and/or electronic transmission, and will return the coupons to ISMSI if said coupons are returned to NCH by the issuer.

         (f) Pay all costs of shipping to NCH's offices in Laredo, Texas and will segregate the coupons submitted so that each shipping container shows the name of the retailer where the coupons were redeemed and the address of such store. While ISMSI may combine several stores into a larger container for shipment, ISMSI will maintain store integrity within the shipment.

         (g) Agree that ISMSI will submit to NCH all coupons from all retail stores that utilize ISMSI's manual in-store redemption system for redemption. ISMSI warrants that it will have all necessary agreements with the retail store that sold ISMSI its coupons, and authorized ISMSI to submit such retailer's coupons for redemption to manufacturers. ISMSI agrees that it will make all of its agreements with various retailers available for review should any manufacturer question ISMSI's authority to purchase such coupons from such retailer.

3.       SERVICE FEES

         (a) The fee for NCH services will be $25.00 per thousand coupons processed as long as the volume is less than five million coupons per year. If ISMSI's volume exceeds five million coupons per year, NCH shall receive $15 per thousand coupons processed in excess of five million coupons per year --- but less than fifty million. If ISMSI's volume exceeds fifty million, the price shall be $8 per thousand. All annual volumes shall be calculated by taking the previous quarter's volume and multiplying by four. If such a calculation justifies a change in price, the price shall be in effect from the first day of the month following the quarter where the change in volume occurred.

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                  NCH guarantees Full Service payment to ISMSI within 28 days from the day NCH receives ISMSI's coupon shipments at NCH's offices in Laredo. If NCH fails to meet this obligation, it will pay to ISMSI interest at a per diem rate which, when annualized would equal eighteen percent based on the number of days that have elapsed past 28 days.

         (b) ISMSI hereby authorizes NCH to withhold the amount of its service fee from payments due ISMSI.

         (c)      All NCH invoices hereunder shall be due upon presentation. Ten
                  (10) days after the date thereof, outstanding amounts owing to NCH shall bear interest at the rate of one-and-one half (1-1/2) percent per month, or the highest rate allowed by applicable law, if lower. If litigation is required to collect funds due either party under this agreement, the losing party shall pay the prevailing party's reasonable attorney's fees.

4.       REVISION OF AGREEMENT

         Alterations of the service fee schedule and/or other provisions of this agreement as NCH shall deem desirable or necessary shall be made by NCH providing written notice to ISMSI, stating the effective date thereof, which shall be not less than ninety (90) days after receipt of notice, ISMSI may refuse to accept such modifications and may, in such case, notify NCH in writing of ISMSI's refiLsa to accept such alterations. Such refusal shall operate as ISMSI's termination notice within the meaning of Paragraph 6 hereof.

5.       DURATION OF AGREEMENT

         This Ureement shall become effective as of the first day coupons are received from ISMSI by NCH and shall continue in effect thereafter until the termination as provided in Paragraph 6 hereof.

6.       TERMINATION

         After November 1, 2000 either party thay, munate this agreement for any reason upon not less than ninety (90) days prior written notice to the other party. Outstanding accounts between ISMSI and NCH shall be settled promptly after termination. Paragraph 2(e) shall remain in effect until such time as all outstanding coupon billings are settled. Any monies due from ISMSI to NCH after termination shall be paid promptly by check. However, NCH may choose to retain no more than five percent of the monies due ISMSI after termination so that said n$onies may be applied in accordance with Paragraph 2 (e), in which case the remaining balance will be paid to ISMSI six (6) months after termination or when there are no invoices for which NCH has not been paid, whichever is sooner.

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7.       PERPORMANCE OF SERVICE

         In view of the nature of the services to be performed, it is agreed that NCH shall not be liable for any loss, injury or damage of any kind caused in whole or in part by contingencies beyond the control of NCH and dig its liability for any loss, injury or damage of any kind caused by or arising from improper or negligent performance of services shall be limited to re-performing such services correctly, or if such re-performance is impossible, to refund the service fee paid for the services improperly or negligently performed and the return to ISMSI of any coupons it was unable to process. If NCH has lost or destroyed any coupons and such loss or destruction results in an inability of ISMSI to recover the face amount and handling fee, NCH shall pay to ISMSI such amounts within 30 (thirty) days of any determination by either party that such loss has occurred and notice of such loss has been provided to NCH. In no event shall NCH be liable for special or consequential damages. However, ISMS must ensure its retailer customers will assist in obtaining collection for such coupons by invoice deducting from manufacturers who refuse to contribute to the loss.

8.       NOTICE

         Deposit of any notice hereunder required in the United States mails, either registered or certified, to ISMS at:

         15423 East Batavia Drive, Aurora, CO 80011. Or to NCH at 75 Tri-State International, Suite 400, Lincolnshire, IL 60069-4443, shall constitute serving such notice.

9.       DIRECTIONS FOR PAYMENTS

         If NCH receives from ISMSI or any issuer of coupons any coupon payments made payable to ISMSI instead of to NCH as our agent, NCH has ISMSI's authority to open mail, endorse and deposit such payments to the account of NCH. ISMSI specifically authorizes NCH to direct the issuer to mail such payment to any address NCH may designate.

10. These agreement covers coupons redeemed in accordance with the terms printed hereon and shipped from the name Ond address below. Remittances shall be made payable to this name and forwarded to this address:

         Establishment:  In Store Media Systems, Inc.
         Address: 15423 East Batavia Drive, Aurora, CO 80011

11. This agreement shall be construed under the laws of the State of Illinois.

12. Exhibits A and B, once completed and agreed to by ISMSI and NCH are incorporated into this Agreement by reference.

13. ISMSI and NCH acknowledge that ISMSI may commence the delivery of coupons to NCH in the manner provided herein prior to the finalization by ISMSI of its financing agreements with a lender. ISMSI and NCH further acknowledge that such financing, once obtained, will materially increase the number of coupons ISMSI can pWchase and send to NCH for

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         redemption. It for any reason, such prospective lender requires modifications of thioli Agreement as a condition to receipt of financing, both ISMSI and NCH shall endeavor to accommodate such 10nder's requirements. If this is not possible, for any reason, either party may terminate this Agreement at that tiOie by sending to the other party hereto of its notice of election to terminate this Agreement on a stated future date, which date shall be no less than sixty days subsequent to the date of the notification of such termination.


ACCEPTED:                                 ACCEPTED:

NCH PROMOTIONAL SERVICES, INCORPORATED    IN STORE MEDIA SYSTEMS, INCORPORATED
Name:    Brian J. Husselbee               Name:    Everett E. Schulze, Jr.
Title:   Executive Chairman               Title:   President/CEO


Signature: /S/ Brian J. Husselbee         Signature: /S/ Everett E. Schulze, Jr.
           --------------------------                --------------------------

Date Accepted:  _____________________     Date Accepted:  _____________________

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                                    EXHIBIT A
                       ELECTRONIC DATA MARKETING AGREEMENT

                               (To be Negotiated)


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                                    EXHIBIT B
                       ELECTRONC COUPON CLEARING AGREEMENT

                               (To be Negotiated)


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